Exhibit 10.7

(English Translation)

Workshop Lease Agreement

Party A: Shenzhen Xin He Share-cooperative Company
Add: Xin He Village Committee, Fu Yong County, Bao An District, Shenzhen
Representative: Zhang Guoqiang                     Tel:13662566795

Party B: Shenzhen Sheng Tai Industrial Co., Ltd
Add: Building B5, Zone One, New Industry Park, Xin He Village, Fu Hai Revenue, Fu Yong County, Bao An District, Shenzhen
Representative: Zou Derong                             Tel: 13808802449

Concerning the workshop lease, Party A and Party B hereby agree as follows:

I.

Lease Address and Area

Party A agrees to lease to Party B the workshop (4 storeys) with area of 6800 square meters, which is a framework building located at Building A9, Zone One, New Industry Park, Xin He Village, Fu Hai Revenue, Fu Yong County, Bao An District, Shenzhen.

II.

Term

(i)

The term of this Agreement is 9 years starting from 27th September 2005 to 27th November 2014.

(ii)

The decoration period is from the execution date of this Agreement to 27th November 2005, which is free from any rent.

(iii)

The rent shall be calculated from the date of 27th November 2005.

III.

Rent and Its Increasing Extent

(i)

Rent for the workshop is RMB11 Yuan per square meter per day; Party B shall bear all the fees occurred during the term of this Agreement, including the property lease tax and property management fees.

(ii)

From delivery date of the workshop, the rent shall increase once three years, and the increasing extent shall be 8%, i.e, the rent shall increase by 8% based on the then price.

IV.

Payment Method

(i)

After execution of this Agreement, Party B shall pay to Party A an amount as deposit which is equal to two months’ rent of RMB 149,600Yuan.

(ii)

The Rent shall be paid by the 5th day of every month and shall be settled by Party B’s bank cash check (or cash), upon which Party A shall issue the payment receipt (no invoice, and Party B shall be responsible for any cost if it requests the invoice for tax purpose); any delay of rent payment shall entitle Party A to collect a delay fee equal to 0.5% of the delayed payment.

V.

Party A’s Responsibilities

(i)

Party A shall be responsible for installing a general water meter and a general electric meter.

(ii)

Party A shall install in the workshop a 315KVA transformer.

(iii)

Party A shall bear the fees for the water and electricity facilities in the workshop.

(iv)

Party A shall provide Party B with a 2-ton cargo elevator and Party B shall be responsible for maintenance of the elevator and pay for relevant fees.

VI.

Party B’s Responsibilities

(i)

Party B shall timely pay the fees of rent, water and electricity bill and sanitation fees.

(ii)

Party B shall pay RMB 1,800Yuan per month for the community security and sanitation management fees (for both the workshop and the dormitory).

(iii)

Xin He Village shall appoint a person to assume the office of manager in the workshop, and Party B shall pay for the salary of such a manager, which is RMB 1,800Yuan per month.

(iv)

During the term of this Agreement, Party B shall purchase insurance to cover the workshop for each year.

(v)

Party B shall be responsible for sanitation within the workshop, and shall set 2-3 garbage bins for storage of garbage.

(vi)

If Party B terminate this Agreement within 12 months as of the execution date, it shall pay to Party A the liquidated damage equal to 3 months’ rent and the deposit paid by it will not be refunded.

(vii)

Party B shall be responsible for watering, planting, fertilizing and managing the afforested area around the workshop.

(viii)

Party B shall properly use Party A’s property and the relevant public facilities, and shall be responsible for the public security management for the workshop with Party A’ assistance. Any damage to the property shall be repaired by Party B unless the damage is due to the quality of the property, which shall be repaired by Party A.

(ix)

Party B shall be responsible for any damage to the framework of the workshop due to Party B’s improper usage.

(x)

Party B shall not sub-rent the workshop to any third party, and shall not change the original framework of the workshop. If the change is necessary for Party B’s production, Party A’s prior written consent shall be obtained, otherwise Party B shall be responsible for any liabilities and expenses arising from Party B’s alteration of the framework without Party A’s permission.

(xi)

Party B shall properly work on the fire protection and electricity safety pursuant to relevant fire protection laws and regulations; any responsibilities arising from accidence due to Party B’s fault shall be borne by Party B.

(xii)

Party B shall discharge waste materials according to the standard set by the local environmental administrative authority and pay to the environmental administrative authority for the charge of discharging waste materials.

(xiii)

Party B shall be responsible for the payment of the property lease tax and property management fees.

(xiv)

Should Party B delay payment of the rent or of the salary for its employees over 1 month, Party A is entitled to terminate this Agreement and keep the deposit paid by Party B.

(xv)

During the term of this Agreement, if Party B desires to terminate this Agreement before the expiry date, it shall pay for all the rent for the whole term of this Agreement and the deposit will not be refunded.

VII.

Others

(i)

After the expiry date of this Agreement, under the same conditions, Party B shall enjoy the preemptive rights for continuous lease of the property. Where Party B will not continuously lease the workshop, it shall inform Party A two months in advance. Upon termination of this Agreement, any real estate invested by Party B in the Workshop shall belong to Party A, and Party B shall, upon Party A’s request, repair the damaged facilities inside or outside the workshop (except fair wear and tear), which shall be subject to Party A acceptance examination. Upon the termination, Party A shall refund the deposit equal to two months’ rent to Party B.

(ii)

Collection of industrial waste shall be conducted by Party A under the same conditions.

VIII.

Within the term of this Agreement, occurrence of any of the following events shall lead to the termination of this Agreement and Party A shall refund to Party B the deposit:

(i)

Occurrence of any force majeure event or accidence which makes this Agreement not performable.

(ii)

The leased workshop is needed to be pulled down due to the government’s decision to expropriate the land over which the leased property is located.

IX.

Any issue not stated herein can be negotiated by the Parties. After the execution of this

Agreement, either Party shall abide by this Agreement.

X.

This Agreement is prepared in triplicate, and Party A, Party B and the village committee shall hold one original copy for each Party. The three original copies have the same legal effect. This Agreement shall come into effect upon the execution by the representatives of both Parties.

Party A: Shenzhen Xin He Share-cooperative Company
Representative (Signature):

Party B: Shenzhen Sheng Tai Industrial Co., Ltd
Representative (Signature):

Date: 27th September, 2005